Exhibit 10.01

BEIJING RURAL COMMERCIAL BANK
LOAN CONTRACT

The Lender (hereinafter to as Party A): Beijing Rural Commercial Bank, Junbo Sub-Branch
Address: No.2 Bei Feng Wo Road, Haidian District,
Postal Code: 100038
Chief Officer: Zhang, Xiuhong
TEL: 63442066
FAX: 63442066

The Borrower (hereinafter to as Party B): Beijing Xelent Tech&Trading Co., Ltd
Address: A-20G, Chengmin Building, No.2 Xi Zhi Men Nan Street
Postal Code: 100088
Legal Representative: Wang, Xin
TEL:
FAX:
A/C and Opening Bank: 4031200001804000036428, China Bank Tian’an Branch
No. of Loan Card: 110100000440303101

According to the applicable laws, regulations and other rules promulgated by the People’s Republic of China, the Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this contract pursuant to Borrower's application to Lender for a working capital facility loan (the "Loan").

Article 1. Type of Loan

1. Party A agrees to provide short term other type loan to Party B according to this contact.

Article 2. Purpose of Loan

2. The Loan under this contract is used for working capital turnover purpose only, and Party B shall not use the loan for other purpose without the written consent from Party A.

Article 3. Sum of the Loan

3. Sum of the loan under this contract is (Capital Letter) RMB FOURTY NINE MILLION, Currency: RMB
4. Loan term: from December 21st, 2006. to August 20th, 2007.
Before the completion of this contract, Party B may apply to Party A for extension of this contract by submitting the application of Extension Loan to Party A not less than 30 days before the due date of the loan and sign the contract on extension of the loan after obtain the agreement from Party A.

Article 4. Interest Rate & Calculation

5.
5.1 Monthly interest rate within the loan term: 6.63‰
5.2 The loan under this contract shall be transferred to Party B’s account on the date recorded in Item 6, and the interest settlement is to be calculated from the date of release of the loan. If the release date is not consistent with the date fixed in this contract, the interest calculation shall start from the date recorded in the Loan Voucher. The Loan Voucher is one part of this contract, having equal legal effect as the contract.
5.3 The interest settlement of the each loan under this contract is to be calculated on the 20th day of the last month each quarter.
5.4 The interest is to be collected quarterly
5.5 Before the loan expires, Party A shall claim compound interest at the loan rate under this contract for the interest that Party B failed to pay off timely, while after the overdue of the loan, Party A shall claim compound interest at the default interest for the interest that Party B failed to pay off timely.
5.6 After the overdue of the loan, Party A shall claim the compound interest at the default interest rate of 130% of the loan rate under this contract 5.1.
5.7 The loan contract shall be subject to any changes on interest rates or calculation modes as prescribed by the People’s Bank of China (“PBOC”) during the loan term, in which case the Party B’s permit is unnecessary.

Article 5. Loan Withdraw

6. Party B shall withdraw the loan according to the contract
[ ] by one batch
[√] in batches on the date recorded in the AppendixⅠ.

Article 6. Payment of the Loan

7.
7.1 Party B’s Principal repayment:
[√ ] repay all of the principal on due date
[ ] repay part of the principal on the date according to the AppendixⅡ.
7.2 Party B should prepare the due sum of interest and principal of the current period at the account in Party A on the collection date agreed in this contract or fulfill the payment by transferring the funds from other deposit account; if the Party B fails to repay the principal and interest timely, Party A is entitled to transfer the fund including but not limited to the principal, interest, compound interest, default interest from Party B’s account in Beijing Rural Commercial Bank.
7.3 Party B shall repay the principal first and the interest later within 90days from the date when the contract coming into effect and repay the interest first and the principal later after 90days from the date when the contract coming into effect except otherwise regulated by the laws or under the contract.

7.4 Party B shall notify Party A when it wants to pay interest in advance. Party B shall submit to Party A an application in written form ten working days earlier before it repays the principal in advance and can only repay all or part of the principal at Party A’s consent.

7.5 The interest shall be calculated according to the actual days that Party A uses the loan and the loaning interest rate as prescribed in this contract when Party B repays all or part of the principal at Party A’s consent. Party B agrees to pay compensation according the formula as bellows:
sum of compensation = the amount of principal repaid in advance×0 ‰×the number of days between the actual repayment day and the due repayment day

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8.1 If Party B misappropriates loan funds or is delinquent in principal or interest repayment, Party A is entitled to declare all principals under the Loan Contract become due in advance and request Party B to repay the principal and interest due or cease the release of the loan funds to Party B.

8.2 Within the term of the contract, Party A shall cease the release of the loan funds to Party B or request Party B to repay all or part of the released principal in advance in the event that Party B is suffering losses or reported false profit as a result of mismanagement or involved in a criminal case with third party, or when the damage, disappearance or value reduce of the pledged property affects the safety of the loan under this contract.
8.3 Party A shall cease the release of the loan funds to Party B or request Party B to repay all or part of the released principal in advance in the event that Party B supplies false Balance Sheet & Income Statement which hides important information or refuses the Party A’s supervision on the use of the loan or relevant production, operation, financial activities.
8.4 If Party B fails to perform any of the obligations under this contract or the warranty contract, Party A is entitled to cease the release of the loan funds to Party B or request Party B to repay all or part of the released principal in advance and to exercise relevant activities persuade to the laws.

Article 7. Warranties

9. In order to assure the repayment of the loan under this contract, warranty or warranties is necessary as follows:
[√] (Warranty Contract ) No.(020) Year (2006)
[ ] (_____) No. (_____) Year (_____)
[ ] (_____) No. (_____) Year (_____)
Party B herein confirms that Party A is entitled to choose the rights under this item and Party B abandons all the defenses against the above choice of Party A assuring the creditor’s rights of Party A.
In case any changes occurred onto the security or warranty under this Loan Contract may adversely affect the creditor’s rights of the Party A, Party B shall provide other security or warranty as notified and required by Party A.

Article 8. Rights and Obligations of Two Parties

10. Rights and obligations of Party B:
10.1 withdraw and use of the loan capital under this contract;
10.2 use of the loan capital subject to laws and regulations, and obtain relevant permits or authorization;
10.3 provide the relevant materials during the loan evaluation and be responsible for the trueness and integrity of the materials;
10.4 accept the evaluation and supervision on the use of loan under this contract by Party A;
10.5 cooperate with Party A on the evaluation and supervision on the relevant production, operation and financial status, and provide financial information including but not limited to submitting to Party A the balance sheet, income statement and statement of cash flow which shall be true, integrate and accurate;
10.6 during the term of this contract, where there are situations of production stop, business suspension, registration cancellation, business license cancellation, the legal representative or person in charge’s involvement in law breaching activities or major litigation or where there is serious difficulty in production and operation or the serious financial degradation that have important negative effect on Party B’s performance of the repayment obligation, Party B shall notify Party A immediately and fulfill the repayment of loan and guaranty under this contract at Party A’s requirements;
10.7 during the term of this contract, where there are situations of split-off, mergers & acquisition, joint-stock reconstruction, contracting, leasing operations, ownership, joint operations, joint-venture or cooperation, capital reduction, the transfer of stock shares or other changes may adversely affect the creditor's rights or liability under this contract or the creditor’s rights Party B shall notify Party A 30days in advance and obtain the writing consent from Party and fulfill the repayment of loan and warranties at Party A’s requirements ;otherwise party B is not entitled to exercise the activities hereinbefore;
10.8 during the term of this contract, where the registered information including but not limited to the legal representative, domicile, and business scope changes, Party B should notify Party A within 10days after the changes occur;
10.9 before paying off the principal and interest of the loan, Party B should not provide assurance beyond its solvency to other party;
10.10 Party B should obtain the written consent from Party A in case Party B wants to transfer the loan liability to a third party;
10.11 Party B should cover all the expenditures including but not limited to notarization, appraisal, evaluation, registration, insurance fees;
10.12 during the term of this contract, where there are situations of production stop, business suspension, registration cancellation, business license cancellation, loss or where there is when the damage, disappearance or value reduce of the pledged property affects the safety of the loan under this contract, Party B shall provide other warranty which is authorized by Party A.
11. Rights and obligations of Party A:
11.1 assure the sign of this contract is under effective authorization,
11.2 issue and release the loan on the due date at the due amount under this contract,
11.3 keep confidential of all the materials and information on the liabilities, financial, production, operation provided except otherwise regulated by the laws or under the contract,

11.4 is entitled to deduct the sum of principal ,interest, default interest, compound interest and other fees unpaid by Party B under the contract,
11.5 Party A may transfer the creditor’s rights under this contract without the consent from Party B, but should notify Party B not less than 15days after signing the transfer contract.
11.6 Party A may publicize on the medium or notify certain entities of Party B’s behaviors like evading supervision by Party A, delaying the payment of principal & interests and claim the repayment from Party B.

Article 9. Default Liabilities
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12.1 After coming into effect of the contract, both parties shall fulfill the obligations under the contract, and any party fails to perform the obligations under the contract shall be deemed breaching the contract, and shall bear the responsibility of default.
12.2 In case Party B fails to pay off the due principal or interest, Party A is entitled to claim solvency on Party B and collect the default interest and compound interest on the due principal and interest unpaid by Party B.
12.3 In case Party B breaches the contract and results in securing the creditor’s right by legal procedure, Party B shall undertake the expenditures like legal charges or retaining fee , travel expense and other charges.
12.4 In case Party B fulfill the obligation under the contract, whereas Party A fails to release loan to Party B subject to the contract, Party B is entitled to claim the default fine on Party A at the rate prescribed in Article 5.1 according to the sum of default and actual days after the due date.
12.5 In case Party B misappropriated use on the loan fund not persuade to the contract, Party A is entitled to declare all principals under the Loan Contract become due in advance and request Party B to repay the principal and interest due or cease the release of the loan funds to Party B.
12.6 In case Party B fails to perform persuade to the contract items 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, Party B should take other remedies within 10days after receipt of the notice from Party A, otherwise Party A is entitled to declare all principals under the Loan Contract and request Party B to repay all or part of the principal and interest or cease the release of the loan funds to Party B and claim the default interest and compound interest.

Article 10. Coming into Effect of the Contract
13.
[ ] This Loan Contract shall become effective once signed by legal representatives (chief officer) or authorized representatives (the authorization is an appendix to this contract) with official seals of both parties.
[√] This Loan Contract shall come into existence once signed by legal representatives (chief officer) or authorized representatives (the authorization is an appendix to this contract) with official seals of both parties and become effective on the date when the warranty contract come into effect.

Article 11. Amendment or Termination of the Contract

14
14.1 After the contract coming into effect, neither Party A or Party B may amend or terminate this contract in advance ,except otherwise regulated by the laws or under the contract. The amendment or termination shall be made through negotiation between the two parties in which a written agreement is come into being.
14.2 The provisions of this contract shall be completely implemented until the date on which all the loan principal, interest, default interest, compound interest, default fines and other fees are paid off.

Article 12. Disputes

15. Any disputes concerning this Loan Contract shall be solved through negotiation and where negotiation fails to solve , a lawsuit shall be proceeded from the court of jurisdiction where Party A locates

Article 13. Supplementary

16. The supplementary article agreed by the two parties:
17. This Loan Contract is in triplicate, with Party A Party B and the warrantor holding one copy relatively, and each copy has equal legal effect.
18. This Loan Contract is signed on December 21th, 2006 at the Party A’s office, and Party A provide interpretation to Party B on the terms to be reminded.

Party A: Beijing Rural Commercial Bank, Junbo Sub-Branch (Seal)	Party B: Beijing Xelent Tech&Trading Co., Ltd

Legal Representative or Authorized Representative: (Signature)	Legal Representative or Authorized Representative:

Date: December 21th, 2006.